Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Shift Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	660,000 (2)	$0.74	$488,400.00	$92.70 per $1,000,000	$45.27
Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$488,400.00		$45.27
	Total Fees Previously Paid							—
	Total Fee Offsets (4)							—

	Net Fee Due							$45.27

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.

(2)	Represents shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Shift Technologies, Inc. (the “Registrant”) available for awards under the 2022 Employment Inducement Plan (the “Inducement Plan”) and shares of Class A common stock that may again become available for delivery with respect to awards under the Inducement Plan pursuant to the share counting, share recycling and other terms and conditions of the Inducement Plan.

(3)	Computed solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of Common Stock as reported on The Nasdaq Capital Market on June 29, 2022.

(4)	The Registrant does not have any fee offsets.